Exhibit 99.1

RURAL/METRO
CORPORATION
50 Years of Serving Others


CONTACT:   Liz Merritt, Rural/Metro Corporation
           (480) 606-3337
           Financial Dynamics, Investor Relations
           Jim Byers (Investors)
           (415) 439-4504

FOR IMMEDIATE RELEASE
---------------------

                RURAL/METRO REPORTS STRONG THIRD QUARTER REVENUE
                            AND OPERATING PERFORMANCE
              COMPANY ANNOUNCES $7 MILLION UNSCHEDULED DEBT PAYMENT

SCOTTSDALE, ARIZ. (May 16, 2005) - Rural/Metro Corporation (Nasdaq/SC: RURL), a leading provider of medical transportation and private fire protection services, today announced financial results for its fiscal 2005 third quarter ended March 31, 2005.

Net revenue for the fiscal 2005 third quarter increased 8.2% to $145.2 million, compared to $134.3 million in the prior year's third quarter. Net revenue for the nine months ended March 31, 2005 increased 6.4% to $418.9 million, compared to $393.8 million for the same period a year ago. Fiscal 2005 third-quarter and year-to-date revenue growth primarily reflects a combination of an increase in the number of medical transports and higher billing rates in both the company's medical transportation and fire protection businesses.

For the fiscal 2005 third quarter, the company reported a loss of $3.0 million, or a loss of $0.13 per diluted share, compared to net income of $2.2 million, or $0.00 per diluted share for the prior year's third quarter. Third-quarter fiscal 2005 results include a loss on the early extinguishment of debt of $8.2 million, which represents an after-tax loss of $0.32 per diluted share. This loss is comprised of non-cash write-offs of $5.6 million in debt issuance costs and $0.1 million in unamortized discounts, as well as $2.5 million related to cash redemption premiums.

Net income for the fiscal 2005 nine-month period was $4.5 million, or $0.19 per diluted share, compared to net income of $4.9 million, or $0.04 per diluted share for the same period a year ago. Fiscal 2005 nine-month results include a loss on the early extinguishment of debt of $8.2 million, which represents an after-tax loss of $0.32 per diluted share. The loss per share for the fiscal 2004 period included the impact of allocating net income to the company's former Series B and Series C preferred stock, as well as a related accretion charge.

Rural/Metro today also announced that it made a $7.0 million unscheduled payment to reduce the principal balance of its Term Loan B from $135.0 million to $128.0 million. The company anticipates a resulting interest savings of approximately $350,000 per year.

Jack Brucker, President and Chief Executive Officer, said, "We are pleased with our ongoing efforts to extend our presence in high-growth service areas and generate solid and consistent revenue growth. At the same time, we are deriving benefits from ongoing improved operating efficiencies that provide greater flexibility to selectively enter new markets. Each of these factors enable us to make progress toward our goal to improve the company's long-term liquidity through debt reduction."

REVENUE BY SEGMENT
------------------

Medical Transportation and Related Services: Same-service-area medical transportation revenue increased 7.3% for the third quarter ended March 31, 2005 and 5.5% year-to-date compared to the same prior year periods. Net revenue in this segment for the fiscal 2005 third quarter increased 7.9% to $125.1 million, compared to $115.9 million in the prior year's third quarter. For the nine months ended March 31, 2005, net revenue increased 5.9% to $358.5 million, compared to $338.4 million for the prior year period. The company attributed the growth in the segment to higher transport volume and increases in rates.

Fire and Other: Fire and other revenue for the fiscal 2005 third quarter increased 9.7% to $20.1 million, compared to $18.4 million in 2004. For the nine months ended March 31, 2005, fire and other revenue increased 9.0% to $60.5 million, compared to $55.4 million for the prior year nine-month period. Revenue growth in the fire and other segment primarily reflects general rate increases and an increase in the number of new fire subscription customers.

DEBT REFINANCING
----------------

During the third quarter, the company refinanced its former amended credit facility and senior notes. The company entered into a new senior secured credit facility, consisting of a $135.0 million Term Loan B due 2011; a $20.0 million, undrawn revolving credit facility due 2010; and a $35.0 million letter of credit facility due 2011. Concurrently, the company issued $125.0 million of 9.875% senior subordinated notes due 2015 and the company issued $93.5 million aggregate principal amount at maturity (gross proceeds of $50.2 million) of 12.75% senior discount notes due 2016.

Mr. Brucker continued, "With improved cash flows and an improving balance sheet, we have established a solid foundation to capitalize on the growing demand for our services and we believe our long-term business prospects are positive. Our new debt structure provides greater strength and flexibility to expand our operations in existing service areas and select new markets that are consistent with our strategic growth objectives."

EBITDA RESULTS
--------------

For the third quarter ended March 31, 2005, earnings before interest, taxes, depreciation and amortization ("EBITDA") was $6.9 million, compared to $12.3 million for the prior-year comparable period. Third-quarter fiscal 2005 EBITDA includes the $8.2 million loss on early extinguishment of debt.

For the nine months ended March 31, 2005, EBITDA was $35.5 million, compared to $36.7 million for the same period a year ago. Fiscal 2005 nine-month EBITDA includes the $8.2 million loss on early extinguishment of debt.

The company regards EBITDA, which is widely used by analysts, investors, creditors, and other interested parties, as relevant and useful information. The company provides this information to permit additional analysis of its ability to meet future debt service, capital expenditures, and working capital requirements. Additionally, the company's management uses this information to evaluate the performance of its operating units. EBITDA is not intended to represent cash provided by operating activities as defined by generally accepted accounting principles, and it should not be considered as an indicator of operating performance or an alternative to cash provided by operating activities as a measure of liquidity. The company has provided a reconciliation of net income to EBITDA in the attached tables.

OPERATING METRICS
-----------------

The company's key operating metrics continued to trend positively in the fiscal 2005 third quarter. Medical transport volume grew 5.0% to 279,312 transports, compared to 266,064 in last year's third quarter. Additionally, net/net EMS average patient charge ("net/net EMS APC") grew 5.8%, or $18 per transport, to $330 compared to $312 for the third quarter of 2004. The company considers net/net EMS APC its best approximation of cash collected per transport. For the fiscal 2005 third quarter, average quarterly days sales outstanding ("DSO") dropped to 43 days compared to 45 days in the prior year's third quarter.

Mr. Brucker continued, "We are committed to building on the positive momentum we have created in these and other key performance areas and we continue to focus on high-quality, low-risk growth in existing and select new markets while further enhancing our operational efficiencies and billing effectiveness."

Following is a summary of certain of the company's key operating statistics. Medical transports and net/net EMS APC statistics have been adjusted to eliminate discontinued operations for all periods presented:

-------------------------- --------------------- ------------------- -------------------- --------------- ----------------
                                  Q3 '04               Q4 '04              Q1 '05             Q2 '05          Q3 '05
                                (3/31/04)            (6/30/04)            (9/30/04)         (12/31/04)       (3/31/05)
-------------------------- --------------------- ------------------- -------------------- --------------- ----------------
 MEDICAL TRANSPORTS (1)           266,064              259,953             265,045            264,724         279,312
-------------------------- --------------------- ------------------- -------------------- --------------- ----------------

 NET/NET EMS APC (2)               $312                 $312                $317               $324            $330
-------------------------- --------------------- ------------------- -------------------- --------------- ----------------

 DSO (QTD) (3)                      45                   45                  45                 45              43
-------------------------- --------------------- ------------------- -------------------- --------------- ----------------

     (1) Medical transports from continuing operations are defined as actual emergency and non-emergency medical transports, excluding those under fixed-fee arrangements.

     (2) Net/net EMS APC is defined as gross medical transport revenue minus provisions for Medicare, Medicaid and other third-party payers, and doubtful accounts, divided by emergency and non-emergency transports from continuing operations. For purposes of this calculation, revenue and transports related to fixed-fee arrangements are excluded.

     (3) DSO is defined as average accounts receivable divided by consolidated net revenue per day, as calculated on a quarter-to-date basis.

Rural/Metro Corporation provides emergency and non-emergency medical transportation, fire protection, and other safety services in 22 states and approximately 365 communities throughout the United States. For more information, visit the company's web site at www.ruralmetro.com.

The company will discuss these results in a conference call May 16, 2005, beginning at 8 a.m. Pacific/11 a.m. Eastern. The call will be broadcast live on the company's web site at www.ruralmetro.com. A replay will be available from 2 p.m. Eastern today through midnight June 13, 2005. The number to call for the replay is (888) 203-1112. From international locations, (719) 457-0820. The required pass code to access the replay is 6414742. An archived webcast also will be available at www.ruralmetro.com.

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others the company's ability to collect its accounts receivable; competitors' actions; litigation and regulatory matters; and the company's ability to sustain operating cash flow, secure new contracts, retain existing contracts, improve earnings and operating margin. Additional factors that could affect the company are described in its Form 10-K for the year ended June 30, 2004 under the caption "Risk Factors" in the Management's Discussion and Analysis section, and other factors as described from time to time in the company's SEC filings. The company disclaims any obligation to update its forward-looking statements.

                               (Tables to Follow)

                             RURAL/METRO CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                   (unaudited)
                        (in thousands, except share data)

                                                                                               MARCH 31,              JUNE 30,
                                                                                                 2005                   2004
                                                                                           -----------------      ----------------
                                     ASSETS

Current assets:
Cash                                                                                               $ 10,663              $ 16,372
Accounts receivable, net of allowance for doubtful accounts of $65,584 and
   $59,430 at March 31, 2005 and June 30, 2004 respectively                                          71,681                65,348
Accounts receivable from insurers                                                                     8,280                 9,966
Inventories                                                                                          11,858                11,738
Prepaid expenses and other current assets                                                             6,271                 8,512
                                                                                           -----------------      ----------------
    Total current assets                                                                            108,753               111,936

Property and equipment, net                                                                          44,237                40,283
Goodwill                                                                                             40,850                41,100
Insurance deposits                                                                                    6,356                 9,244
Other assets                                                                                         20,360                12,644
                                                                                           -----------------      ----------------
                                                                                                  $ 220,556             $ 215,207
                                                                                           =================      ================

                         LIABILITIES, MINORITY INTEREST
                            AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable                                                                                   $ 12,372              $ 13,833
Accrued liabilities                                                                                  57,928                67,239
Deferred revenue                                                                                     18,002                17,249
Current portion of long-term debt                                                                     2,520                 1,495
                                                                                           -----------------      ----------------
    Total current liabilities                                                                        90,822                99,816

Long-term debt, net of current portion                                                              310,235               304,057
Other liabilities                                                                                     3,240                 1,401
Deferred income taxes                                                                                   650                   650
                                                                                           -----------------      ----------------
    Total liabilities                                                                               404,947               405,924
                                                                                           -----------------      ----------------

Minority interest                                                                                     1,549                 1,509
                                                                                           -----------------      ----------------

Stockholders' deficit:
Common stock, $.01 par value 40,000,000 shares authorized, 23,135,290 and 21,890,816
   shares issued and outstanding at March 31, 2005 and June 30, 2004, respectively                      231                   219
Additional paid-in capital                                                                          148,860               147,075
Accumulated deficit                                                                                (333,792)             (338,281)
Treasury stock                                                                                       (1,239)               (1,239)
                                                                                           -----------------      ----------------
    Total stockholders' deficit                                                                    (185,940)             (192,226)
                                                                                           -----------------      ----------------
                                                                                                  $ 220,556             $ 215,207
                                                                                           =================      ================

                             RURAL/METRO CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                               % OF                        % OF
                                                                                   2005      NET REVENUE      2004      NET REVENUE
                                                                              --------------------------  -------------------------
Net revenue                                                                      $ 145,226      100.0%      $ 134,252       100.0%
                                                                              -------------               ------------
Operating expenses
    Payroll and employee benefits                                                   75,021       51.7%         69,998        52.1%
    Provision for doubtful accounts                                                 22,522       15.5%         22,856        17.0%
    Depreciation and amortization                                                    2,835        2.0%          3,130         2.3%
    Other operating expenses                                                        32,564       22.4%         29,349        21.9%
                                                                              -------------               ------------
        Total operating expenses                                                   132,942       91.5%        125,333        93.4%
                                                                              -------------               ------------

Operating income                                                                    12,284        8.5%          8,919         6.6%
    Interest expense                                                                (7,205)      -5.0%         (6,898)       -5.1%
    Interest income                                                                     48        0.0%             16         0.0%
    Loss on early extinguishment of debt                                            (8,170)      -5.6%              -         0.0%
                                                                              -------------               ------------

Income (loss) from continuing operations before income taxes and
   minority interest                                                                (3,043)      -2.1%          2,037         1.5%
Income tax benefit (provision)                                                         126        0.1%            (88)       -0.1%
Minority interest                                                                      (68)       0.0%             65         0.0%
                                                                              -------------               ------------

Income (loss) from continuing operations                                            (2,985)      -2.1%          2,014         1.5%
Income from discontinued operations                                                      -        0.0%            153         0.1%
                                                                              -------------               ------------

Net income (loss)                                                                   (2,985)      -2.1%          2,167         1.6%
Less: Net income allocated to redeemable nonconvertible participating
    preferred stock under the two-class method                                           -                       (495)
Less: Accretion of redeemable nonconvertible participating preferred stock               -                     (1,706)
                                                                              -------------               ------------
Net loss applicable to common stock                                               $ (2,985)                     $ (34)
                                                                              =============               ============

Income (loss) per share:
    Basic -
        Loss from continuing operations applicable to common stock                 $ (0.13)                   $ (0.01)
        Income from discontinued operations applicable to common stock                   -                       0.01
                                                                              -------------               ------------
            Net loss                                                               $ (0.13)                       $ -
                                                                              =============               ============

    Diluted -
        Loss from continuing operations applicable to common stock                 $ (0.13)                   $ (0.01)
        Income from discontinued operations applicable to common stock                   -                       0.01
                                                                              -------------               ------------
            Net loss                                                               $ (0.13)                       $ -
                                                                              =============               ============


Average number of common shares outstanding - Basic                                 23,019                     16,750
                                                                              =============               ============
Average number of common shares outstanding - Diluted                               23,019                     16,750
                                                                              =============               ============

                             RURAL/METRO CORPORATION
                  CONSOLIDATED STATEMENT OF OPERATIONS For The
                    Nine Months Ended March 31, 2005 and 2004
                                   (unaudited)
                    (in thousands, except per share amounts)

                                                                                               % OF                        % OF
                                                                                  2005      NET REVENUE        2004     NET REVENUE
                                                                             --------------------------   -------------------------
Net revenue                                                                      $ 418,906     100.0%         $ 393,811     100.0%
                                                                             --------------               --------------
Operating expenses
    Payroll and employee benefits                                                  221,170      52.8%           207,729      52.7%
    Provision for doubtful accounts                                                 64,576      15.4%            64,306      16.3%
    Depreciation and amortization                                                    8,512       2.0%             8,733       2.2%
    Other operating expenses                                                        89,647      21.4%            85,587      21.7%
                                                                             --------------               --------------
        Total operating expenses                                                   383,905      91.6%           366,355      93.0%
                                                                             --------------               --------------

Operating income                                                                    35,001       8.4%            27,456       7.0%
    Interest expense                                                               (22,039)     -5.3%           (22,106)     -5.6%
    Interest income                                                                    227       0.1%                67       0.0%
    Loss on early extinguishment of debt                                            (8,170)     -2.0%                 -       0.0%
                                                                             --------------               --------------

Income from continuing operations before income taxes and minority interest          5,019       1.2%             5,417       1.4%
Income tax provision                                                                  (397)     -0.1%              (277)     -0.1%
Minority interest                                                                      (40)      0.0%              (398)     -0.1%
                                                                             --------------               --------------

Income from continuing operations                                                    4,582       1.1%             4,742       1.2%
Income (loss) from discontinued operations                                             (93)      0.0%               206       0.1%
                                                                             --------------               --------------

Net income                                                                           4,489       1.1%             4,948       1.3%
Less: Net income allocated to redeemable nonconvertible participating
    preferred stock under the two-class method                                           -                         (964)
Less: Accretion of redeemable nonconvertible participating preferred stock               -                       (4,613)
                                                                             --------------               --------------
Net income (loss) applicable to common stock                                       $ 4,489                       $ (629)
                                                                             ==============               ==============

Income (loss) per share:
    Basic -
        Income (loss) from continuing operations applicable to common stock         $ 0.20                      $ (0.05)
        Income from discontinued operations applicable to common stock                   -                         0.01
                                                                             --------------               --------------
            Net income (loss)                                                       $ 0.20                      $ (0.04)
                                                                             ==============               ==============

    Diluted -
        Income (loss) from continuing operations applicable to common stock         $ 0.19                      $ (0.05)
        Income from discontinued operations applicable to common stock                   -                         0.01
                                                                             --------------               --------------
            Net income (loss)                                                       $ 0.19                      $ (0.04)
                                                                             ==============               ==============


Average number of common shares outstanding - Basic                                 22,406                       16,557
                                                                             ==============               ==============
Average number of common shares outstanding - Diluted                               23,837                       16,557
                                                                             ==============               ==============

                             RURAL/METRO CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                FOR THE NINE MONTHS ENDED MARCH 31, 2005 AND 2004
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                 2005                    2004
                                                                          --------------------    --------------------
Cash flows from operating activities:
Net income                                                                            $ 4,489                 $ 4,948
Adjustments to reconcile net income to cash provided by
    operating activities -
    Provision for doubtful accounts                                                    64,601                  68,175
    Depreciation and amortization                                                       8,762                   9,423
    Non-cash portion of loss on early extinguishment of debt                            5,668                       -
    Amortization of deferred financing costs                                            1,932                   2,083
    Accretion of 12.75% Senior Discount Notes                                             480                       -
    Tax benefit related to the exercise of stock options                                  159                       -
    Loss on sale of property and equipment                                                126                     104
    Earnings of minority shareholder                                                       40                     398
    Amortization of debt discount                                                          17                      19
Change in assets and liabilities -
    Increase in accounts receivable                                                   (70,934)                (75,047)
    Decrease (increase) in accounts receivable from insurers                            1,686                  (5,001)
    (Increase) decrease in inventories                                                   (120)                    221
    Decrease in prepaid expenses and other current assets                               2,241                   1,761
    Decrease (increase) in insurance deposits                                           2,888                    (362)
    Increase in other assets                                                           (3,850)                   (797)
    Decrease in accounts payable                                                       (1,461)                 (1,581)
    Decrease in accrued liabilities                                                    (9,311)                   (393)
    Increase in deferred revenue                                                          753                     732
    Increase in other liabilities                                                          11                      83
                                                                          --------------------    --------------------
        Net cash provided by operating activities                                       8,177                   4,766
                                                                          --------------------    --------------------

Cash flows from investing activities:
Capital expenditures                                                                  (10,327)                 (6,182)
Proceeds from the sale of property and equipment                                           14                      92
                                                                          --------------------    --------------------
        Net cash used in investing activities                                         (10,313)                 (6,090)
                                                                          --------------------    --------------------

Cash flows from financing activities:
Repayments on credit facility due December 2006                                      (152,555)                 (1,000)
Repayments of 7.875% Senior Notes due March 2008                                     (150,000)                      -
Cash provided under Term Loan B                                                       135,000                       -
Cash provided by issuance of 9.875% Senior Subordinated Notes                         125,000                       -
Cash provided by issuance of 12.75% Senior Discount Notes                              50,209                       -
Repayment of debt and capital lease obligations                                        (1,027)                   (931)
Cash paid for debt issuance costs                                                     (11,838)                   (515)
Proceeds from the issuance of common stock                                              1,638                     462
                                                                          --------------------    --------------------
        Net cash used in financing activities                                          (3,573)                 (1,984)
                                                                          --------------------    --------------------

Decrease in cash                                                                       (5,709)                 (3,308)
Cash, beginning of period                                                              16,372                  12,561
                                                                          --------------------    --------------------
Cash, end of period                                                                  $ 10,663                 $ 9,253
                                                                          ====================    ====================

Non-cash investing activities:
Landlord funded leasehold improvements for new
corporate headquarters                                                                $ 1,828                     $ -
                                                                          ====================    ====================

                             RURAL/METRO CORPORATION
                      RECONCILIATION OF EBITDA TO CASH FLOW
                        PROVIDED BY OPERATING ACTIVITIES
                                   (unaudited)
                                 (in thousands)

                                                                        THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                        ------------------                -----------------
                                                                             MARCH 31,                         MARCH 31,
                                                                             ---------                         ---------
                                                                     2005              2004             2005            2004
                                                                ---------------   ---------------   --------------   -------------
Net income (loss)                                                     $ (2,985)          $ 2,167          $ 4,489         $ 4,948
Add back:
    Depreciation and amortization                                        2,835             3,202            8,762           9,423
    Interest expense                                                     7,205             6,898           22,039          22,106
    Interest income                                                        (48)              (16)            (227)            (67)
    Income tax (benefit) provision                                        (126)               91              400             289
                                                                ---------------   ---------------   --------------   -------------

EBITDA                                                                   6,881            12,342           35,463          36,699

Increase (decrease):
    Interest expense                                                    (7,205)           (6,898)         (22,039)        (22,106)
    Interest income                                                         48                16              227              67
    Income tax benefit (provision)                                         126               (91)            (400)           (289)
    Provision for doubtful accounts                                     22,522            23,619           64,601          68,175
    Non-cash portion of loss on early extinguishment of debt             5,668                 -            5,668               -
    Amortization of deferred financing costs                               593               669            1,932           2,083
    Accretion of 12.75% Senior Discount Notes                              480                 -              480               -
    Tax benefit related to the exercise of stock options                    30                 -              159               -
    Loss on sale of property and equipment                                  49                94              126             104
    Earnings (losses) of minority shareholder                               68               (65)              40             398
    Amortization of debt discount                                            4                 6               17              19
    Changes in operating assets and liabilities                        (21,253)          (28,056)         (78,097)        (80,384)
                                                                ---------------   ---------------   --------------   -------------

        Net cash provided by operating actvities                       $ 8,011           $ 1,636          $ 8,177         $ 4,766
                                                                ===============   ===============   ==============   =============












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